As filed with the Securities and Exchange Commission on January 25, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trevena, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1469215
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

955 Chesterbrook Blvd., Suite 110 Chesterbrook, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

2013 Equity Incentive Plan

(Full titles of the plans)

Carrie L. Bourdow

President and Chief Executive Officer

Trevena, Inc.

955 Chesterbrook Blvd., Suite 110

Chesterbrook, Pennsylvania 19087

(610) 354-8840

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Brian M. Katz, Esq. Scott R. Jones, Esq. Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square Philadelphia, PA 19103 Telephone: (215) 981-4000	Barry Shin Chief Financial Officer Trevena, Inc. 955 Chesterbrook Blvd., Suite 110 Chesterbrook, PA 19087 (610) 354-8840

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 309,363 shares of the Common Stock of Trevena, Inc. (the “Registrant”) to be issued pursuant to the annual automatic increase provision set forth in Section 3(a) of the Registrant’s 2013 Equity Incentive Plan, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on February 4, 2014 (File No. 333-193735), May 14, 2014 (File No. 333-195957), January 23, 2015 (File No. 333-201672), January 11, 2016 (File No. 333-208948), January 4, 2017 (File No. 333-215421), January 8, 2018 (File No. 333-222471), January 8, 2019 (File No. 333-229161), January 16, 2020 (File No. 333-235942), January 22, 2021 (File No. 333-252350) and January 27, 2022 (File No. 333-262377) are incorporated by reference herein.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 5, 2014).
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed with the Commission on May 21, 2018).
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed with the Commission on November 9, 2022).
4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 5, 2014).
4.5	Specimen stock certificate evidencing shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the Commission on October 9, 2013).
4.6	2013 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on May 14, 2014).
4.7	Form of Stock Option Grant Notice and Stock Option Agreement under 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 7, 2015).
4.8	Form of Restricted Stock Grant Notice and Restricted Stock Unit Award Agreement under 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191643), filed with the SEC on October 9, 2013).
5.1#	Opinion of Troutman Pepper Hamilton Sanders LLP.
23.1#	Consent of Independent Registered Public Accounting Firm.
23.2#	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).
24.1#	Power of Attorney (included on the signature page of this Form S-8).
107#	Filing Fee Table.

# Filed herewith.

Item 9.	Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on January 24, 2023.

TREVENA, INC.

By:	/s/ Barry Shin
Barry Shin
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CARRIE L. BOURDOW and BARRY SHIN, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carrie L. Bourdow	President, Chief Executive Officer and Director	January 24, 2023
Carrie L. Bourdow	(Principal Executive Officer)

/s/ Barry Shin	Chief Financial Officer	January 24, 2023
Barry Shin	(Principal Financial and Accounting Officer)

/s/ Leon O. Moulder, Jr.	Chairman of the Board of Directors	January 24, 2023
Leon O. Moulder, Jr.

/s/ Scott Braunstein	Director	January 24, 2023
Scott Braunstein, M.D.

/s/ Michael R. Dougherty	Director	January 24, 2023
Michael R. Dougherty

/s/ Marvin H. Johnson, Jr.	Director	January 24, 2023
Marvin H. Johnson, Jr.

/s/ Jake R. Nunn	Director	January 24, 2023
Jake R. Nunn

/s/ Anne M. Phillips, M.D.	Director	January 24, 2023
Anne M. Phillips, M.D.

/s/ Barbara Yanni	Director	January 24, 2023
Barbara Yanni